                                                                                  FOR:   International Speedway Corporation

                                                               APPROVED BY:   Wes Harris
                                                                                               Director of Investor Relations
                                                                                               (386) 947-6465

                                                                        CONTACT:   Meredith Pudalov/Suzanne Rosenberg
                                                                                               Media: Jason Rando
                                                                                              Morgen-Walke Associates, Inc.
                                                                                               (212) 850-5600

FOR IMMEDIATE RELEASE

 INTERNATIONAL SPEEDWAY CORPORATION REPORTS FIRST QUARTER RESULTS
--Daytona 500 Generates Record Results, Television Ratings and Viewership--

      DAYTONA BEACH, FLORIDA - April 4, 2002 - International Speedway Corporation (“ISC”) (Nasdaq/NM: ISCA; OTC Bulletin Board: ISCB) today reported results for the first quarter ended February 28, 2002.

Total revenues for the 2002 first quarter increased to $125.8 million from $120.7 million in 2001.  Operating income for the first quarter increased to $49.2 million compared to $44.4 million in the prior-year period.  Income before cumulative effect of accounting change was $25.4 million, or $0.48 per diluted share, compared to $22.8 million, or $0.43 per diluted share, in the 2001 first quarter.  Fiscal 2002 first quarter results include a previously announced one-time, non-cash after-tax charge of $513.8 million, or $9.69 per diluted share, associated with the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 142.  Additionally, in accordance with SFAS No. 142, the Company is no longer amortizing goodwill to earnings, but instead is reviewing its goodwill balances for impairment annually.  During the first quarter of 2001, the Company recorded goodwill amortization of $4.6 million before tax, or $0.075 per diluted share after tax.

The 2002 first quarter was highlighted by strong results for the Speedweeks events held at Daytona International Speedway January 31 to February 17, culminating in record revenue and results for the sold-out NASCAR Winston Cup Series Daytona 500.  Coverage of the “Great American Race” resulted in record ratings and viewership, as the broadcast generated a 10.9 national rating and viewership of 35 million people, representing more than a 9% increase in viewers over the prior year.  In addition to the Speedweeks events held at Daytona during the quarter, the NASCAR Winston Cup/Busch Series weekend at the North Carolina Speedway also posted solid results.

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380 Lexington Avenue 50th floor New York, NY 10168 Phone: 212.850.5600 Fax: 212.850.5790	99 Summer Street Suite 350 Boston, MA 02110 Phone: 617.747.3600 Fax: 617.747.3636	5430 LBJ Freeway Suite 1600 Dallas, TX 75240 Phone: 214.663.9390 Fax: 214.663.9321	44 Montgomery Street 6th floor San Francisco, CA 94104 Phone: 415.296.7383 Fax: 415.296.0446	20 rue des Pyramides 75001 Paris, France Phone: (331) 47 03 68 10 Fax: (331) 47 03 93 38

ISC REPORTS FIRST QUARTER RESULTS                                                                  PAGE -2-

Mr. James C. France, President and Chief Operating Officer of International Speedway Corporation, commented, “The 2002 racing season started strong with an exciting Speedweeks at Daytona, highlighted by a sold-out crowd for our flagship Daytona 500 event.  We are particularly pleased with the continued strength in television ratings and viewership, reinforcing NASCAR’s position as one of the most popular sports in the country.   The exposure generated through the networks’ promotional and broadcasting efforts has been outstanding, and we look forward to building further excitement and appeal among both consumers and corporate partners.

“Although we continue to operate in a difficult economic environment, we remain encouraged by the pace we are adding corporate partners who are attracted to our premier portfolio of facilities and events.  Over the past few months, companies including Subway, Aaron Rents, Stacker, Bombardier, Yamaha and Firestone have established race entitlement positions, while partners such as Marlboro, Mid-America and Goodyear have signed-on for official status or on-site interactive display positions.  Importantly, we currently have agreements in place for approximately 87% of our targeted gross sponsorship revenue for 2002.”

During the second quarter, ISC will host ten major event weekends.  To date, an exciting NASCAR Triple Header Weekend was held at Darlington Raceway with the Winston Cup race posting record attendance.  In addition, successful IRL weekends were conducted at Homestead-Miami Speedway, Phoenix International Raceway and California Speedway, and Daytona hosted Bike Week featuring premier events sanctioned by the American Motorcyclist Association.  Five major auto-racing event weekends are slated for the remainder of the quarter, highlighted by back-to-back Winston Cup/Busch Series race weekends at Talladega Superspeedway, California Speedway and Richmond International Raceway.

Mr. France concluded, “We remain bullish on the future of motorsports and look forward to the remainder of a busy 2002 season.  Our strong first quarter results and ability to secure new corporate sponsors in a challenging economic environment reflect the strength of ISC’s business model, market position and prospects for growth.  Furthermore, we expect to continue to benefit from NASCAR’s agreements with NBC and FOX, which have been instrumental in generating increased awareness and interest in motorsports entertainment.”

The management of ISC will host a conference call today with investors at 9:00 a.m. Eastern Time which may also be accessed via the Internet at: http://www.vcall.com.

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ISC REPORTS FIRST QUARTER RESULTS                                                               PAGE -3-

International Speedway Corporation is a leading promoter of motorsports activities in the United States, currently promoting more than 100 events annually.  The Company owns and/or operates 12 of the nation’s major motorsports facilities, including Daytona International Speedway in Florida (home of the Daytona 500); Talladega Superspeedway in Alabama; Michigan International Speedway located outside Detroit; Richmond International Raceway in Virginia; California Speedway near Los Angeles; Kansas Speedway in Kansas City, Kansas; Phoenix International Raceway in Arizona; Homestead-Miami Speedway in Florida; North Carolina Speedway in Rockingham; Darlington Raceway in South Carolina; Watkins Glen International in New York; and Nazareth Speedway in Pennsylvania.  Other track interests include an indirect 37.5% interest in Raceway Associates, LLC, which owns and operates Chicagoland Speedway and Route 66 Raceway near Chicago, Illinois.

The Company also owns and operates MRN Radio, the nation's largest independent sports radio network; DAYTONA USA, the "Ultimate Motorsports Attraction" in Daytona Beach, Florida, the official attraction of NASCAR; and subsidiaries which provide catering services, food and beverage concessions, and produce and market motorsports-related merchandise under the trade name “Americrown.”  For more information, visit the Company's Web site at www.iscmotorsports.com.

Statements made in this release that state the Company or management's beliefs or expectations and which are not historical facts or which apply prospectively are forward-looking statements. It is important to note that the Company's actual results could differ materially from those contained in or implied by such forward looking statements. The Company’s results could be impacted by the risk factors discussed elsewhere, including, but not limited to, the success of and weather surrounding racing events, government regulations, economic conditions, consumer and corporate spending, military actions, air travel and national or local catastrophic events.  Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained from time to time in the Company's SEC filings including, but not limited to, the 10-K and subsequent 10-Q's. Copies of those filings are available from the Company and the SEC. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by International Speedway or any other person that the events or circumstances described in such statement are material.

(Tables Follow)

ISC REPORTS FIRST QUARTER RESULTS PAGE -4-
Consolidated Statements of Income
(In thousands, except for per share data)

	Three Months Ended
	02/28/01	02/28/02
	(Unaudited)
REVENUES

Admissions, net	$ 49,905	$ 48,848
Motorsports related income	54,416	60,218
Food, beverage, and merchandise income	15,194	15,566
Other income	1,174	1,127

	120,689	125,759
EXPENSES

Direct race expenses:
NASCAR direct expenses	19,309	21,289
Motorsports related expenses	16,659	17,731
Food, beverage, and merchandise expenses	7,852	8,416
General and administrative expenses	19,508	19,228
Depreciation and amortization	12,964	9,913

Total expenses	76,292	76,577

Operating income	44,397	49,182

Interest income	1,220	284
Interest expense	(6,257)	(6,405)
Equity in net loss from equity investments	(635)	(1,754)
Minority interest	297	-

Income before income tax and cumulative effect of accounting change	39,022	41,307
Income taxes	16,272	15,944

Income before cumulative effect of accounting change	22,750	25,363
Cumulative effect of accounting change	-	(513,827)
Net income (loss)	$ 22,750	$ (488,464)

Basic and diluted earnings per share before cumulative effect of
accounting change	$ 0.43	$ 0.48
Cumulative effect of accounting change	0.00	(9.69)
Basic and diluted net income (loss) per share	$ 0.43	$ (9.21)

Dividends per share	$ 0.00	$ 0.00

Basic weighted average shares outstanding	52,984,474	53,024,478

Diluted weighted average shares outstanding	53,063,530	53,024,478

Consolidated Balance Sheet Data
(In thousands)

	November 30,	February 28,
	2001	2002
		(Unaudited)

Cash, cash equivalents and short-term investments	$ 71,204	$ 92,421
Current assets	107,395	176,184
Total assets	1,702,146	1,184,809
Deferred income	100,932	149,809
Current liabilities	135,866	198,834
Long-term debt	402,477	372,955
Shareholders’ equity	1,035,422	547,029

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